SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 11, 2003

(Date of report)

OLD SECOND BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(IRS Employer Identification No.)

37 South River Street Aurora, Illinois 60507
(Address of principal executive offices)(Zip Code)

(630) 892-0202
(Registrant’s telephone number, including area code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

	99.1	Press Release dated April 11, 2003

Item 9.    Regulation FD Disclosure

                On April 11, 2003, the Registrant announced diluted earnings of 70 cents per share for the first quarter of 2003. A copy of the press release distributed by the Registrant is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition," and is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD SECOND BANCORP, INC.
(Registrant)

	By:	/s/ J. Douglas Cheatham
Date: April 11, 2003		J. Douglas Cheatham
Senior Vice President and Chief Financial Officer